UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SandRidge Energy, Inc.

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The following is a press release issued by SandRidge Energy, Inc. on February 19, 2013. The press release was also posted to the “Press Releases” section of www.supportsandridge.com.

EGAN-JONES RECOMMENDS SANDRIDGE STOCKHOLDERS SUPPORT CURRENT BOARD

Company Urges Stockholders to Reject TPG-Axon’s Nominees

OKLAHOMA CITY, February 19, 2013 – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) announced that one of the nation’s leading independent proxy advisory firms, Egan-Jones Proxy Services (“Egan-Jones”), recommends that SandRidge stockholders support the Company’s current Board in connection with TPG-Axon’s consent solicitation. Egan-Jones supplies proxy voting advisory services to institutions and other professional investors.

The Company stated, “We are pleased with Egan-Jones’ recommendation. Our highly qualified and independent board has taken decisive steps over the last few years to transition SandRidge to an oil focused producer with a leading position in the Mississippian play. We firmly believe that the current Board has the right combination of skills, experience and expertise to oversee the continued execution of our strategic plan and deliver long-term value for our stockholders.

“In contrast to the SandRidge Board, TPG-Axon’s nominees are not familiar with the Company’s operations, and we do not believe they have the necessary qualifications to serve on the SandRidge Board. We continue to encourage SandRidge stockholders to protect the value of their investment and sign, date and return the white consent revocation card.”

In making its recommendation, Egan-Jones notes the following:

“We believe that voting to revoke consents to the TPG AXON’s consent solicitation is merited and is in the best interest of the Company and its shareholders. In arriving at the conclusion, we have considered the following factors:

•

Our belief that the dissidents have provided no specific plans and no substantive new ideas or valid reasons to change the Company’s strategic direction that will enhance the Company’s stockholder value.

•	We are not convinced that election of the dissidents’ slate to the board of directors would work to the benefit of shareholders.

•

Our belief that the Company has made strides in addressing financial difficulties, primarily by taking a number of initiatives to improve liquidity and the overall financial strength of the Company. In particular, the announced sale of the mature Permian assets for $2.6 billion will generate cash proceeds of over $1.4 billion in excess of the Company’s net investment, dramatically reducing the net debt balances and give the resources needed to fund growth in the Mississippian.”

SandRidge urges stockholders to disregard any mailings sent by the TPG-Axon Group and sign, date and return SandRidge’s WHITE consent revocation card. If stockholders have any questions or need assistance, please contact the firm assisting SandRidge in the solicitation of consent revocations, INNISFREE M&A INCORPORATED. Stockholders can call toll-free (877) 717-3929 and banks and brokers can call collect (212) 750-5833.

ABOUT SANDRIDGE ENERGY:

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company. Actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012, as updated on its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed on November 9, 2012, and as may be further updated from time to time in the Company’s SEC filings, which are available through the web site maintained by the SEC at www.sec.gov. The Company’s forward-looking statements in this communication are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On January 18, 2013 the Company filed with the SEC a definitive consent revocation statement in connection with the consent solicitation by TPG-Axon Partners, LP, TPG-Axon Management LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon International, L.P., TPG-Axon International GP, LLC, Dinakar Singh LLC, Dinakar Singh, Stephen C. Beasley, Edward W. Moneypenny, Fredric G. Reynolds, Peter H. Rothschild, Alan J. Weber and Dan A. Westbrook (the “TPG-Axon Consent Solicitation”), and has mailed the definitive consent revocation statement and a form of WHITE consent revocation card to stockholders of the Company entitled to execute, withhold or revoke consents relating to the TPG-Axon Consent Solicitation. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE CONSENT REVOCATION STATEMENT, WHICH IS AVAILABLE NOW, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the consent revocation statement and other documents (when available) filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company and certain of its directors and executive officers are participants in the solicitation of consent revocations from the Company’s stockholders in connection with the TPG-Axon Consent Solicitation. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending December 31, 2012, filed on May 7, 2012, August 6, 2012 and November 9, 2012, respectively, and its definitive consent revocation statement, which was filed with the SEC on January 18, 2013. These documents can be obtained free of charge through the website maintained by the SEC at www.sec.gov.

SANDRIDGE ENERGY CONTACT:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

On February 19, 2013, SandRidge Energy, Inc. posted additional references to the “Press Releases” section of www.supportsandridge.com as set forth below.

Press Releases

Date	Title	PDF
02/19/13	Egan-Jones Recommends SandRidge Stockholders Support Current Board